Exhibit 99.1

Xponential Fitness, Inc. Provides 2023 Operating Highlights

•	Xponential delivers $1.40 billion system-wide sales and 16% same store sales growth in 2023

IRVINE, Calif., January 8, 2024 – Xponential Fitness, Inc. (NYSE: XPOF), the largest global franchisor of health and wellness brands, today provided 2023 operating highlights ahead of the Company’s participation at the ICR 2024 Conference to be held January 8-10, 2024 in Orlando, Florida and the Jefferies Winter Consumer Summit to be held January 22-23, 2024 in Avon, Colorado.

2023 Operating Highlights

Please note that all metrics below represent North America only, unless noted.

For the full year ended December 31, 2023, the Company:

•	Grew to 3,062 open studios, and increased total licenses sold to 6,255 across 10 brands globally;

•	Grew total members by 21% year-over-year to 717,000 up from 590,000 in 2022;

•	Grew studio visits by 31% year-over-year to 51.5 million, up from 39.2 million in 2022;

•	Increased system-wide sales(1) to $1.40 billion, up 36% from $1.03 billion in 2022;

•	Delivered same store sales(2) growth of 16%, compared to 25% in 2022; and

•	Achieved Q4 2023 run-rate average unit volume (AUV)(3) of $590,000, compared to $522,000 in Q4 2022.

“In 2023, we demonstrated the strength and resilience of Xponential’s business through continued execution and consistent, predictable results,” said Anthony Geisler, CEO of Xponential Fitness, Inc. “We recently held our annual franchise convention, in which over 2,000 attendees participated to discuss growth strategies, foster brand awareness and formally introduce our newest brand, Lindora. Our avid customer base, strong visitation trends and departure from the company-owned transition studio strategy position us well to increase profitability in 2024.”

Performance Compared to 2023 Outlook

The Company’s today announced operating highlights are at or exceeding the high-end of the previously provided full year 2023 outlook:

•	New studio openings of 557, at the top half of the guidance range of 550 to 560, and an increase of 9% as compared to full year 2022;

•	North America system-wide sales of $1.40 billion, exceeding the high end of the guidance range of $1.390 million to $1.395 billion, and an increase of 36% as compared to full year 2022.

Xponential Fitness plans to report its fourth quarter and full year 2023 results and provide its full year 2024 outlook in early March. The date of the Company’s earnings conference call will be announced in the coming weeks.

Participation at Upcoming Conferences

The Xponential Fitness management team will be participating at the ICR 2024 Conference on January 8-10, 2024 in Orlando, Florida. Anthony Geisler, Chief Executive Officer, John Meloun, Chief Financial Officer, and Sarah Luna, President, will participate in meetings with investors throughout the event and are scheduled to present on Tuesday, January 9, 2024 at 2:00 p.m. ET.

In addition, management will be participating in the Jefferies Winter Consumer Summit to be held January 22-23, 2024 in Avon, Colorado. Management will participate in meetings with investors throughout the event.

The ICR presentation will be broadcast over the Internet and can be accessed in the Investor Relations section of Xponential Fitness’ website at https://investor.xponential.com/.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is the largest global franchisor of health and wellness brands. Through its mission to make health and wellness accessible to everyone, the Company operates a diversified platform of ten brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states and 22 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, the largest assisted stretching brand in the United States offering one-on-one and group stretching services; Row House, the largest franchised indoor rowing brand in the United States; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; STRIDE Fitness, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to expected growth of our business; projected number of new studio openings; profitability; the expected impact of our movement away from company-owned transition studios; anticipated industry trends; projected financial and performance information such as system-wide sales; and other statements under the section “2023 Outlook”; our competitive position in the boutique fitness industry; and ability to execute our business strategies and our strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2022 filed by Xponential with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Footnotes

[1]

System-wide sales represent gross sales by all North America studios. System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales weekly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

[2]

Same store sales refer to period-over-period sales comparisons for the base of studios. In accordance with industry standard, we define the same store sales base to include studios in North America that are in traditional locations and that have generated positive sales for at least 13 consecutive calendar months as of the measurement date. Any transfer of ownership of an existing studio does not affect this metric. We measure same store sales based solely upon monthly sales as reported by franchisees. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.
[3]

AUV is calculated by dividing sales during the applicable period for all studios being measured by the number of studios being measured. Quarterly run-rate AUV consists of average quarterly sales activity for all North America traditional studio locations that are at least 6 months old at the beginning of the respective quarter, and that have non-zero sales in the period, multiplied by four. Monthly run-rate AUV is calculated as the monthly AUV multiplied by twelve, for studios that are at least 6 months old at the beginning of the respective month, operate in traditional locations and have nonzero sales. AUV growth is primarily driven by changes in same store sales and is also influenced by new studio openings. Management reviews AUV to assess studio economics.

4